Exhibit 107

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

Tellurian Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Rules 457(o) and 457(r) (1)	—	—	$400,000,000	(2)	0.0000927	$37,080.00
Fees Previously Paid	Equity	Common Stock, $0.01 par value per share	Rules 457(o) and 457(r) (1)	—	—	$200,000,000			$18,540.00	(3)
	Total Offering Amounts					$400,000,000			$37,080.00
	Total Fees Previously Paid								$18,540.00	(3)
	Total Fee Offsets								—
	Net Fee Due								$18,540.00	(3)

(1) In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fee in respect of the base prospectus filed with, and forming a part of, the Registration Statement on Form S-3ASR (SEC File No. 333-235793) filed on January 3, 2020.

(2) An indeterminate number of shares of common stock as shall have an aggregate initial offering price not to exceed $400,000,000 are being registered hereunder as may from time to time be issued at indeterminate prices. In addition, pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3) The registrant filed a prospectus supplement relating to this offering on December 17, 2021 and paid a filing fee of $18,540.00 on such date, calculated in accordance with Rule 457(o) of the Securities Act. The maximum aggregate offering price as contemplated by that prospectus supplement was $200,000,000. In connection with a new prospectus supplement that contemplates an increase in the maximum aggregate offering price from $200,000,000 to $400,000,000, an additional filing fee of $18,540.00 is being paid herewith, calculated in accordance with Rule 457(o) of the Securities Act.